EXHIBIT 10(q) One Price Clothing Stores, Inc. Deferred Compensation Plan effective January 1, 2000 and the related Trust Agreement effective January 27, 2000, between Carolina First Bank as Trustee and the Registrant.

                         One Price Clothing Stores, Inc.

                           Deferred Compensation Plan

         One Price Clothing Stores, Inc., a Delaware corporation (the "Company"), hereby establishes this Deferred Compensation Plan (the "Plan"), effective January 1, 2000, to enable Participants covered under the Plan to enhance their retirement security by permitting them to enter into agreements with the Company to defer compensation and receive benefits at retirement, death, separation from service, and as otherwise provided under the Plan.

                                    ARTICLE 1

                                   DEFINITIONS

1.1  Annual  Deferral:  shall  mean  the  amount  of  Compensation,   which  the
     Participant  elects to defer under his or her Deferral Election pursuant to
     Article 3 of the Plan.

1.2 Beneficiary: shall mean the person or persons or entity designated as such in accordance with Article 10 of the Plan.

1.3 Change in Control: shall mean the occurrence of either of the following two events:

         1. A change in the Board of Directors of the Company, with the result that members of the Board, as elected by the stockholders of the Company on June 10, 1998 ("Incumbent Directors"), no longer constitute a majority of such Board, provided that any person who becomes a director whose appointment or election was supported by a majority of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof; or

         2. The occurrence of a Section 11(a)(ii) Event, as defined in the Shareholders Rights Agreement, dated November 3, 1994, between Wachovia Bank of North Carolina, N.A., as Rights Agent, and the Company ("Rights Agreement") as amended.

1.4 Committee: shall mean the Committee appointed by the Company to administer the Plan pursuant to Article 9 of the Plan.

1.5 Company: shall mean One Price Clothing Stores, Inc., and any successor(s) in interest.

1.6 Compensation: shall mean a Participant's salary and bonuses, before reductions for deferral.

1.7 Crediting Rate: shall mean the gain or loss on certain investment alternatives designated by the Committee from time to time for determining adjustments of amounts credited to the Deferral Accounts of Participants. The Committee, in its sole discretion, will establish administrative rules for applying the Crediting Rate.

1.8 Deferral Account: shall mean the bookkeeping device used by the Company to measure and determine the amounts to be paid to a Participant under the Plan. One Deferral Account will be established for amounts deferred by a Participant under the Plan. No assets will actually be placed into this account in the Participant's name.

1.9 Deferral Contribution Period: shall mean the period of one (1) Plan Year, or such other period as the Committee may permit in its discretion, over which the Participant has elected to defer Compensation pursuant to Article 3 of the Plan. A Plan Year shall be January 1 through December 31.

1.10 Deferral Commitment: shall mean a commitment made by a Participant to defer Compensation pursuant to Articles 2 and 3 of the Plan for which a Deferral Election Form has been submitted by the Participant.

1.11 Deferral Election Form: shall mean a written agreement between the Company and the Participant, in the form attached as Exhibit A hereto, entered into pursuant to Section 2.1 of the Plan, by which the Participant elects to participate in the Plan and makes a Deferral Commitment. Participants must state the percentage or dollar amount to be deferred, and elect how and when the account will be distributed, pursuant to the Deferral Election Form.

1.12 Disability: shall mean a physical or mental condition that prevents a Participant from performing his or her normal duties of employment. A Participant shall be presumed to be disabled if the Participant makes application for, or is otherwise eligible for disability benefits under the long term disability plan of the Employer and qualifies for such benefits. If the Participant is not covered by an Employer sponsored long term disability plan, then the Participant may be considered disabled if the Committee so determines upon review of one or more medical opinions acceptable to the Committee.

1.13 Eligible Employee: To be eligible, an employee must be a member of a "select group of management or highly compensated employees" for purposes of ERISA; shall be an employee of the Company or an affiliate of the Company; shall have been determined to be eligible by the Committee to participate in the Plan; shall meet the definition of "highly compensated employee" as defined by the Internal Revenue Code at the time of employee's eligibility; and must be a participant in and make the maximum allowable contribution to the Company's 401(k) Savings Plan unless excluded from the 401 (k) Savings Plan for the sole reason that he has not met the one year of service required to participate in such 401(k) Savings Plan.

1.14 Employer: shall mean the Company.

1.15 ERISA: shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.16 Hardship: shall mean an unforeseeable emergency, such as a sudden or unexpected illness, accident, or loss of property due to casualty, as determined in the Plan. An occurrence shall not be deemed to be an unforeseeable emergency to the extent that the associated hardship may be relieved by the liquidation of assets. Cash needs arising from foreseeable events such as the purchase of a residence or education expenses for children shall not, alone, be considered a Hardship.

1.17 Participant: shall mean an Eligible Employee, as defined in Section 1.13, who is participating in the Plan as provided in Article 2

1.18 Plan: shall mean the One Price Clothing Stores, Inc. Deferred Compensation Plan, as set forth in this document and as the same may be amended, supplemented and/or restated from time to time and any successor plan.

1.19 Plan Year:  shall mean the 12-month period from January 1 through  December
     31.

1.20 Retirement: shall mean the date of the cessation of the Participant's employment with the Company, after the Participant attains normal retirement (age 65), or an early retirement (age 50 - 64 with 5 years of continuous service), or such other date as the Committee may determine in its discretion.

1.21 Termination of Employment: shall mean the date of the cessation of the Participant's employment with the Company for any reason whatsoever, whether voluntary or involuntary, other than as a result of the Participant's Retirement, or death.

1.22 Valuation Date: shall mean the last day of each Plan Year calendar quarter, or such other dates as the Committee may determine in its discretion, which must be at least annually, for the valuation of a Participant's Deferral Account.


                                    ARTICLE 2

                                  PARTICIPATION

2.1 Deferral Election Form. Any Eligible Employee may elect to participate in the Plan and to make a Deferral Commitment by submitting a Deferral Election Form, as defined in Section 1.11 herein, to the Committee prior to the beginning of the Deferral Contribution Period. Except as otherwise provided in this Plan, the Participant's Deferral Commitment shall be irrevocable.

2.2 Continuation of Participation. A Participant who has elected to participate in the Plan by making a Deferral Commitment shall continue as a Participant in the Plan for purposes of such Deferral Commitment even though in any Plan Year after such Deferral Commitment such Participant elects not to make a new Deferral Commitment or ceases to be an Eligible Employee. A Participant shall not be eligible to make a new Deferral Commitment unless the Participant is an Eligible Employee with respect to the Plan Year for which the election is made.

                                    ARTICLE 3

                          FORM OF DEFERRAL COMMITMENTS

3.1 Deferral Commitment. Subject to Sections 3.2 and 3.3, a Participant may elect in the Deferral Election Form to defer an amount of up to 15% of the Participant's Compensation, as defined in Section 1.6, less the Participant's 401(k) contribution, so long as the amount of Compensation net of the amount deferred does not fall below any applicable thresholds determined by the Committee in its sole discretion.

3.2 Minimum Deferral Commitment. A Participant may not elect to defer less than $2,500 in any one Plan Year.

3.3 Maximum Deferral Commitment. The maximum Deferral Commitment allowed in any Deferral Contribution Period shall be as set forth in Section 3.1; provided, however, the Committee, in its sole discretion, may establish a different maximum Deferral Commitment limit for the purpose of controlling the Company's financial obligations under the Plan or for any other reason deemed necessary.

3.4 Incomplete Deferral. Notwithstanding anything contained herein to the contrary, if the Participant has not or will not actually defer the amount specified in such Participant's Deferral Election Form during the Deferral Contribution Period, the Participant shall, nevertheless, be permitted to continue participation in the Plan. No new deferral will be accepted by the Company until the previously incomplete deferral is fulfilled by the Participant.

3.5 Withholding. The Committee shall make arrangements for satisfying any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to deferral of Compensation under the Plan.

                                    ARTICLE 4

                                DEFERRAL ACCOUNTS

4.1 Deferral Accounts. A Deferral Account, as defined in Section 1.8 herein, shall be established for each Participant. The Deferral Account shall be credited with the applicable portion of the Annual Deferral as of the approximate date such amounts would otherwise have been paid to the Participant. Deferral Accounts shall, except as otherwise provided in the Plan, be adjusted by the Crediting Rate in effect for each Plan Year, from the approximate date such deferrals would have been paid through the earlier of the Participant's date of death or the following Valuation Date. Notwithstanding anything in this paragraph to the contrary, the Committee may, in its sole discretion, establish administrative rules for the purpose of crediting Deferral Accounts.

4.2 Statements of Account. The Committee shall provide periodically (but no less frequently than annually) to each Participant a statement setting forth the balance of the Deferral Account maintained for such Participant.

4.3 Vesting of Accounts & Company Contributions. Each Participant shall be one hundred percent (100%) vested at all times in the portion of his Deferral Account derived from Annual Deferrals and gains or losses actually credited to such Participant's Deferral Account.

         The Company may from time to time, in its discretion, credit additional matching contributions to Participants which shall be allocated to their Deferral Accounts. This "Company Match" is discretionary and is determined annually by the Board of Directors. The Board of Directors, in its sole discretion, may make changes in the Company Match and Participants will be notified by the Plan Administrator of any such changes.

         The anticipated amount of the Company Match under this Plan, if any, shall be 50% of the first 5% of the Participant's Compensation deferred under this Plan and the Company's 401(k) plan less the amount of Company Match actually made to the Company's 401(k). The combined Company Match to both this Plan and the Company's 401(k), however, shall not exceed the maximum Company Match that would otherwise be available under the Company's 401(k) if the Participant could defer to the Company's 401(k) plan the maximum amount allowed under Internal Revenue Code Section 402(g) (e.g., $10,500 for Plan Year 2000).

         The portion of the Participant's Deferral Account created by Company Matches (including any earnings on the Participant's Company Match) will vest at the rate of 20% per full year of vested service as follows: less than 1 year - 0%; 1 year - 20%; 2 years - 40%; 3 years - 60%; 4 years - 80%; and 5 years or more - 100%.

         In the event Participant dies while in service, incurs a Disability as determined in Section 1.12 herein, the Plan is terminated, or the Company experiences a Change in Control, the benefits calculated under Articles 5 and 6 of the Plan shall assume that the Participant became one hundred percent (100%) vested in any interest credited to his Deferral Account, any balance created by Company Matches, and any earnings on any Company Match, credited to his Deferral Account as of the day prior to his date of death or Disability, or the date of Plan termination or Change in Control.

                                    ARTICLE 5

                               PAYMENT OF BENEFITS

5.1 Retirement Benefits. Upon Retirement, as defined in Section 1.20 herein, the Company shall pay to the Participant a benefit in the form provided in
     Section 5.2 of the Plan, based on the balance of the Participant's Deferral Account.

5.2 Form of Benefit. The retirement benefit attributable to a Deferral Account shall be paid in accordance with the Participant's direction as found on a Deferral Election Form prescribed by the Committee for designation of form of payment; such payment election shall be made at the time the Deferral Commitment election is made, and may be changed up to 6 months prior to Retirement. If no other election is made, the retired Participant will receive 15 annual retirement distributions in January of each year following Retirement. Alternate distribution options are as follows:

         (a) Lump Sum. A lump sum payment equal to the balance of the applicable Deferral Account as of the Valuation Date following Retirement. Payment will commence no earlier than the first month following Retirement.

         (b) Installment Payments. Annual installment payments in substantially equal amounts over a period of five or ten years. Installment payments shall be made in January of each year following Retirement. Interest will be credited to the unpaid balance in the Deferral Account at a rate in effect for each Plan Year. The Committee, in its sole discretion, may establish rules for making payments and crediting interest to the unpaid Deferral Account balance.

5.3  Termination of Employment Benefits. Subject to the Retirement provisions in
     Section 5.2, upon Termination of Employment prior to age 65, the Company shall pay the Participant a benefit in the form of a lump sum payment equal to the balance of the Participant's Deferral Account as of the date the Participant terminated employment. Such payment shall be made as soon as administratively possible after said termination date.

5.4 In-Service Distributions. A Participant can elect to receive a lump sum payment of benefits created and generated by the contribution for a given Plan Year without terminating employment. The benefit payment will be received by January of a chosen year at least five (5) years after the end of the Plan Year in which the contribution was made. This election must be made at the time of deferral.

5.5 Small Benefit Exception. Notwithstanding any of the foregoing, in the event the sum of all benefits payable to the Participant is less than or equal to ten thousand dollars ($10,000), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum payment on the date such benefits first become payable.

5.6 Constructive Receipt. In the event the Committee determines that amounts deferred under the Plan have been constructively received by a Participant and must be recognized as income for federal income tax purposes, such amounts shall be distributed to the Participant. The determination of the Committee under this Section 5.6 shall be binding and conclusive.

                                    ARTICLE 6

                                SURVIVOR BENEFITS

6.1 Pre-Retirement Survivor Benefit. If a Participant dies prior to Retirement or Termination of Employment, the Company shall pay to the Participant's Beneficiary a lump sum benefit equal to the balance of the Participant's Deferral Account as of the date of the Participant's last Valuation Date.

6.2 Post-Retirement Survivor Benefit. If a Participant dies after Retirement, the Company shall pay to the Participant's Beneficiary the remaining benefits payable to the Participant under the Plan for the remainder of the benefit period that such benefits would have been paid to the Participant.

6.3 Small Benefit Exception. Notwithstanding any of the foregoing, in the event the sum of all benefits payable to the Beneficiary is less than or equal to ten thousand dollars ($10,000), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum payment on the date such benefits first become payable.

                                    ARTICLE 7

                                   DISABILITY

If a Participant is determined to have a Disability, as defined in Section 1.12 of the Plan, the Participant shall, effective as of the date such Participant is no longer paid his Compensation by the Company, cease deferrals under the Plan except for any Deferral Commitment regarding any Compensation which is earned or payable subsequent to the Disability. The Participant's Deferral Account shall continue to be credited with interest at the Crediting Rate until such time as the Participant's benefits under the Plan are distributed in accordance with the Participant's election.

                                    ARTICLE 8

                         CONDITIONS RELATED TO BENEFITS

8.1 Nonassignability. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or in any manner whatsoever. These benefits shall be exempt from the claims of creditors or other claimants of any Participant and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law.

8.2 Hardship Distribution. Upon finding that the Participant or the Beneficiary has suffered a Hardship, the Committee may, in its sole discretion and upon written petition by the Participant or Beneficiary, accelerate distributions of benefits under the Plan in the amount reasonably necessary to alleviate such Hardship or as requested by the Participant or the Beneficiary. If a distribution is to be made to a Participant on account of Hardship, the Participant may not make subsequent Deferral Commitments under the Plan for the balance of the Plan Year and the following Plan Year. Any Deferral Commitment in effect at the time such distribution is made under this section shall be canceled.

8.3 No Right to Company Assets. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. Subject to the preceding sentence, the Company shall establish an irrevocable trust to separately hold and maintain assets for the sole purpose of satisfying the Company's obligations under the Plan. To enable the Company to meets its financial commitment under the Plan, insurance may be purchased on each Participant's life. This insurance is owned by and payable to Company for the benefit of Plan participants. As a condition of being eligible to participate, Participants agree to execute any document and cooperate with the Company in obtaining insurance.

8.4 Protective Provisions. The Participant shall cooperate with the Company by furnishing any and all information requested by the Committee in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Committee may deem necessary, and taking such other actions as may be requested by the Committee. If the Participant refuses to cooperate or makes any material misstatement or nondisclosure of information, then no benefits will be payable hereunder to such Participant or his Beneficiary.

8.5 Withholding. The Participant or the Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no such arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

8.6      Loans.   Loans of account balances are not permitted under this Plan.

8.7 Unscheduled Withdrawal. At any time prior to commencement of payments, the Participant may request a payment in a lump sum of all or a portion of the balance of Participant's Deferral Account for any reason with a ten percent (10%) penalty. If the Participant exercises this option, the Participant may not participate in the Plan for the balance of the Plan Year and the following Plan Year.

                                    ARTICLE 9

                           ADMINISTRATION OF THE PLAN

The Committee shall administer the Plan and interpret, construe and apply its provisions in accordance with its terms. The Committee shall determine in its sole discretion those who are eligible to participate in the Plan and shall have the right to set guidelines for participation under the Plan including, but not limited to, the type, manner and level of Deferral Commitments. The Committee shall further establish, adopt or revise such other rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Committee shall be final and binding. The individuals serving on the Committee shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs, and expenses
(including legal fees), to the extent not covered by liability insurance, arising out of any action taken by any member of the Committee with respect to the Plan, unless such liability arises from the individual's own gross negligence or willful misconduct.

                                   ARTICLE 10

                             BENEFICIARY DESIGNATION

10.1 Beneficiary Designation. The Participant must designate one or more beneficiaries to receive any unpaid Plan benefits upon their death. The Participant shall have the right, at any time, to designate any person or persons as a Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing and delivered to the Committee during the Participant's lifetime on a form prescribed by the Committee.

10.2 New Beneficiary Designation. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary or consent by any Beneficiary shall be required to effect any such change or revocation.

10.3 Failure to Designate Beneficiary. If a Participant fails to designate a Beneficiary before his death, the Beneficiary shall be the Participant's surviving spouse. If no designated Beneficiary or spouse survives the Participant, the Committee shall direct the Company to pay the balance of the Participant's Deferral Account in a lump sum to the executor or administrator for his estate; provided, however, if no executor or administrator shall have been appointed, and actual notice of the death was given to the Committee within sixty (60) days after the Participant's death, and if his Deferral Account balance does not exceed ten thousand dollars ($10,000), the Committee may direct the Company to pay the Deferral Account balance to such person or persons as the Committee determines may be entitled to it, and the Committee may require such proof of right and/or identity of such person or persons as the Committee may deem appropriate and necessary.

                                   ARTICLE 11

                      AMENDMENT AND TERMINATION OF THE PLAN

11.1 Amendment of the Plan. The Company may at any time amend the Plan in whole or in part, provided however, that such amendment (i) shall not decrease the vested balance of the Participant's Deferral Account at the time of such amendment and (ii) shall not retroactively decrease the applicable Crediting Rates of the Plan prior to the time of such amendment. The Company or Committee may amend the Crediting Rates of the Plan prospectively.

11.2 Termination of the Plan. The Company may at any time terminate the Plan as to all or any group of Participants. In the event of such termination, the Company shall pay to the Participant the benefits the Participant is entitled to receive as soon as administratively possible following termination of the Plan. The Crediting Rate will be applied to the Participant's Deferral Account until distribution under this section.

                                   ARTICLE 12

                                  MISCELLANEOUS

12.1 Successors of the Company. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

12.2 ERISA Plan. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA and therefore to be exempt from Parts 2, 3, and 4 of Title I of ERISA. Notwithstanding any provisions of this Plan to the contrary, if any Participant is determined not to be a "member of a select group of management or highly compensated employee" within the meaning of ERISA or applicable regulations thereunder at the time a Deferral Commitment is elected, such Participant will not be eligible to complete such Deferral Commitment and shall receive an immediate lump sum payment equal to the unpaid balance of the Deferral Account as of the most recent Valuation Date. Upon such payment, no survivor benefit or other benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, with respect to said Deferral Account.

12.3 Employment Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

12.4 Gender, Singular and Plural. All pronouns and variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

12.5 Captions.  The  captions of the  articles  and sections of the Plan are for
     convenience   only  and  shall  not   control  or  affect  the  meaning  or
     construction of any of its provisions.

12.6 Validity. In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

12.7 Waiver of Breach. The waiver by the Company of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

12.8 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of South Carolina except where the laws of the State of South Carolina are preempted by ERISA.

12.9 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing or hand delivered, or sent by registered or certified mail, return receipt requested, to the principal office of the Company, directed to the attention of the Committee. Such notice shall be deemed given as of the date of delivery, or if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

12.10Arbitration. Any claim, dispute or other matter in question of any kind relating to this Plan shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 23rd day of December, 1999, effective as of January 1, 2000.

                         ONE PRICE CLOTHING STORES, INC.

                              By:    /s/ C. Burt Duren
                                     C. Burt Duren
                              Title: Vice President & Treasurer

                   TRUST UNDER ONE PRICE CLOTHING STORES, INC.

                           DEFERRED COMPENSATION PLAN

     This Trust Agreement made this 27th day of January, 2000 by and between One Price Clothing Stores, Inc. (Company) and Carolina First Bank (Trustee);

     WHEREAS, the Company has adopted the One Price Clothing Stores, Inc. Deferred Compensation Plan ("Plan"), a nonqualified deferred compensation Plan; and

     WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan; and

     WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

Section 1.  Definitions

         (a) "Bankruptcy Code" means Title II of the United States Code, as amended.

         (b)      "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Insolvency" or "Insolvent" means the inability to pay debts as they come due, or being subject to a pending proceeding as a debtor under the Bankruptcy Code.

         (d)      "Participant" means an individual participating in the Plan.

         (e) "Plan" means the One Price Clothing Stores, Inc. Deferred Compensation Plan.

Section 2.  Establishment of Trust

         (a) The Company hereby deposits with the Trustee in trust the assets listed in Exhibit A, which shall become the principal of the Trust to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement.

         (b)      The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 1(d) herein.

         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered, and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

Section 3.  Payments to Participants and Their Beneficiaries

(a)  The  Company  shall  deliver  to  the  Trustee  a  schedule  (the  "Payment
     Schedule")   that  indicates  the  amounts   payable  in  respect  of  each
     Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by the Company.

(b) The entitlement of a Participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c) The Company may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

Section 4. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent

        (a) The Trustee shall cease payment of benefits to Participants and their beneficiaries if the Company is Insolvent.

        (b)    At all times during the continuance of this Trust, as provided in
               Section 2(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

               (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

               (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

               (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any Participant's rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

               (4) The Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with
                      Section 3 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

        (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to
               Section 4(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period discontinuance.

Section 5.  Payments to the Company

        Except as provided in Section 4 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their beneficiaries pursuant to the terms of the Plan.

Section 6.  Investment Authority

        In addition to the powers conferred upon the Trustee either expressly by, or by necessary implication of, the other provisions of this Trust Agreement, the Trustee shall have all other powers, not inconsistent with law or equity, as may be necessary and proper to attain the objectives of this Trust Agreement. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants.

        By way of illustration, and not by way of limitation, the Trustee shall have power:

        (a) To invest and reinvest in, or exchange assets for, any securities, insurance policies or other properties as directed by the Company. In the absence of directions from the Company, the Trustee, after ten (10) days advance written notice to the Company, shall have power to invest and reinvest and exchange assets as the Trustee deems advisable without being limited in the selection of investments by any statutes, rules of law, custom or usage.

        (b) To have and possess any or all of the rights of an owner with respect to any life insurance policy held in the Trust, including, without limiting the generality of the foregoing, the rights to receive or apply dividends or distributive shares of surplus, disability benefits, surrender values or proceeds of matured endowments; to obtain and receive from the issuing insurance company such advances or loans on account of any such policy as may be available; to sell, assign or pledge the policy; to surrender the policy; and to exercise any option or privilege granted in the policy.

               Notwithstanding the foregoing, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

        (c) To sell or exchange any property at any time held by it, and any sale may be made by a private contract or by public auction, and for cash or upon credit, or partly for cash and partly upon credit, as the Trustee may deem best, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or inquire into the validity, expediency or propriety of any such sale or other disposition.

        (d) To give and execute powers of attorney for the cancellation of any mortgages; to continue mortgages beyond and after maturity, with or without renewal or extension, upon such terms as may seem to the Trustee advisable; to foreclose, as an incident to collection of any bond or note, any mortgage or pledge securing such bond or note, and to purchase the mortgaged or pledged property or acquire the same by conveyance without foreclosure; and to retain any property bought in under foreclosure or taken over without foreclosure for such time as to the Trustee shall deem best.

        (e) To manage, operate, repair, improve, partition, mortgage or lease for any term or terms of years, whether within or beyond the duration of the Trust, any real estate or any other property whatsoever which may at any time be held by the Trustee upon such terms and conditions as the Trustee deems advisable, using other trust assets for any of such purposes, if deemed advisable; and to grant and convey by lease or other instruments for terms within or beyond the duration of the Trust, the right to explore for and to produce and remove oil, gas, and minerals on, in or from any lands at any time held by the Trustee, and to grant perpetual easement or easements for terms within or beyond the duration of the Trust on, over and with respect to any such lands.

        (f) To compromise, compound, arbitrate or otherwise adjust and settle any debt or obligation due to or from it as Trustee hereunder to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce any such obligation.

        (g)    To  execute  any  investment  directions  from the  Company  with respect to investment fund elections under any variable annuities, mutual funds or life insurance contracts held in the Trust.

        (h) To make, execute, acknowledge and deliver any and all deeds, leases, assignments and any other instruments.

        (i) To cause any investments from time to time held by it to be registered in, or transferred into, its name as Trustee or the name of its nominee or nominees or to retain them unregistered or in form permitting transferability by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

        (j) To borrow or raise money for the purpose of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust assets; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing.

        (k) To keep such portion of the Trust in cash or cash balances as the Trustee may, from time to time, deem to be reasonable and in the best interests of the Plan, without liability for interest thereon.

        (l) To accept and retain for such time as it may deem advisable any securities or other property received or acquired by it as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder.

        (m) To do all acts whether or not expressly authorized herein which it may deem necessary or proper for the protection of the property held hereunder and to carry out the purposes of the Plan.

        Trust assets shall be invested as directed by the Company. The Trustee shall not be liable if such directions result in a breach of any duty of the Trustee to diversify, to maintain liquidity or to meet any other investment standard. Absent direction from the Company, the Trustee shall invest the Trust assets, as described above.

Section 7.  Disposition of Income

        During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 8.  Accounting by the Trustee

(a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within forty-five (45) days following the close of each calendar year and within thirty (30) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

(b)  If no objection is made to a written  account of the Trustee  within ninety
     (90) days after it is rendered, approval of the account shall be deemed to have been given. In the event of the resignation or discharge of a Trustee, the procedures outlined in this Section shall apply with respect to the rendition by such Trustee of its account, and the approval thereof, for the accounting period ending with the date of resignation or discharge. It is provided, however, that this Section shall not be construed to give the Company the power to alter, amend, revoke or terminate the Trust.

(c) Notwithstanding any provisions hereof, the Trustee shall have the right to apply to a court of competent jurisdiction for the judicial settlement of any such accounts and in such action or proceeding it shall be necessary to join as parties thereto only the Trustee and the Company. Any judgment or decree which may be entered in any such action or proceeding shall be conclusive and binding upon all parties having or claiming to have any interest in the Trust assets.

Section 9.  Responsibility of Trustee

        (a) The Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses, and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses, and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

        (c) Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

        (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants, or other professionals to assist it in performing any of its duties or obligations hereunder.

        (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

        (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 10.  Compensation and Expenses of Trustee

        The Company shall pay all administrative and Trustee's fees and expenses. If the administrative and Trustee's fees and expenses are not paid within ninety (90) days after such payment is due, the expenses and fees shall be paid from the Trust.

Section 11.  Resignation and Removal of Trustee

        (a) The Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise.

        (b) The Trustee may be removed by the Company on thirty (30) days notice or upon shorter notice accepted by Trustee.

        (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal, or transfer, unless the Company extends the time limit.

        (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date or resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 12.  Appointment of Successor

        If the Trustee resigns or is removed in accordance with Section 11(a) or
        (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

Section 13.  Amendment or Termination

        (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 2(b) hereof.

        (b)    The  Trust   shall  not   terminate   until  the  date  on  which
               Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan.

        (c) Upon written approval of Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

Section 14.  Miscellaneous

        (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, or encumbered; or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

        (c) This Trust Agreement shall be governed by and construed in accordance with the laws of South Carolina to the extent not governed by applicable federal law.

Section 15.  Effective Date

        The effective date of this Trust Agreement shall be January 27, 2000.

        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed by their duly authorized officers on the date and year first written above.

COMPANY:                                             TRUSTEE:

One Price Clothing Stores, Inc.                      Carolina First Bank

By:     /s/ C. Burt Duren                      By:    /s/ Marion W. Beacham, Jr.
        -----------------                             --------------------------
        C. Burt Duren                                 Marion W. Beacham, Jr.
Title:  Vice President & Treasurer             Title: Vice President

                                    EXHIBIT A

                                      None